Exhibit 99.4

FORM OF LETTER TO BROKERS AND OTHER NOMINEE HOLDERS OF AMPLITECH GROUP, INC.

8,000,000 Units

Offered Pursuant to Unit Subscription Rights

Distributed to Stockholders and Certain Eligible Warrantholders

of Amplitech Group, Inc.

October 30, 2025

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering being conducted by Amplitech Group, Inc., a Nevada corporation (the “Company”), of transferable unit subscription rights (the “Unit Subscription Rights”) distributed to holders of our common stock, par value $0.001 per share (“Common Stock”), and certain eligible warrantholders (pursuant to contractual rights) as of the record date at 5:00 p.m., Eastern time, on November 10, 2025 (the “Record Date”) to purchase units of securities (“Units”) at a unit subscription price equal to $4.00 (the “Unit Subscription Price”). Each Unit consists of one share of Common Stock, one series A right (each, a “Series A Right”) and one series B right (each, a “Series B Right”, together with the Series A Right, collectively, the “Series Rights”). The Common Stock, Series A Rights and Series B Rights comprising the Units will separate upon the closing of the rights offering. The Unit Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on December 10, 2025 unless we extend or terminate the rights offering.

The Series Rights are exercisable commencing on their date of issuance at an exercise price equal to, (i) in the case of a Series A Right, $5.00, and (ii) in the case of a Series B Right, $6.00, and continuing, respectively, through July 18, 2026 and November 20, 2026.

The Unit Subscription Rights, Units and Series Rights are described in the prospectus supplement dated October 30, 2025 (the “Prospectus Supplement”) and the base prospectus dated August 4, 2025 (together with the Prospectus Supplement, the “Prospectus”). Any prospective purchaser of Units pursuant to the exercise of the Unit Subscription Rights or shares of Common Stock pursuant to the exercise of the Series Rights should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the Company.

As described in the Prospectus, each holder of Common Stock, or warrant registered in their name or the name of their nominee, is receiving, at no charge, two (2) Unit Subscription Rights for each share of Common Stock beneficially owned or acquirable upon exercise of their eligible warrants as of the Record Date, each entitling the holders to purchase one Unit at the Unit Subscription Price. Fractional Units will not be sold. Each Unit Subscription Right consists of a basic subscription right, which entitles holders to purchase one Unit and an oversubscription privilege which will be exercisable only if the holder exercises his or her basic subscription right in full and will entitle the holder to purchase additional Units for which other holders do not subscribe subject to potential pro-rata adjustments.

In the event that the holder subscribes to purchase all Units available to it pursuant to its basic subscription rights, holders may also exercise an oversubscription privilege to purchase a portion of Units that are not purchased by other holders through the exercise of their basic subscription rights, subject to availability. If the number of Units remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for Units pursuant to oversubscription privilege, we will allocate the available Units pro rata among rights holders in proportion to the number of oversubscription Units for which they have subscribed.

The maximum number of our Units available for issuance in the rights offering is 8,000,000 Units, and the maximum number of shares issuable in the rights offering is 24,000,000 shares of Common Stock, which includes up to 8,000,000 shares of Common Stock issuable upon exercise of each of the Series Rights. Due to the maximum of 8,000,000 Units in the aggregate issuable pursuant to Unit Subscription Rights, basic subscription rights may be pro-rated based on the number of basic subscription rights subscribed and subscribers that were not issued many Unit Subscription Rights or don’t subscribe for many Units pursuant to the basic subscription right may not receive any Units.

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Each holder will be required to submit payment in full for all the Units it wishes to buy with its basic subscription right and oversubscription privilege. Because we will not know the total number of unsubscribed Units prior to the expiration of the Unit Subscription Rights, if holders wish to maximize the number of Units they may purchase pursuant to the oversubscription privilege, they will need to deliver payment in an amount equal to the aggregate initial price for the maximum number of Units available to holders, assuming that no holders other than the holder has purchased any Units pursuant to the basic subscription rights and oversubscription privilege. To the extent the amount paid by holders in connection with the exercise of the oversubscription privilege is higher than the aggregate subscription payment of the number of unsubscribed Units actually received by holders pursuant to the oversubscription privilege, holders will be allocated only the number of unsubscribed Units available to the holders, and any excess subscription payment will be promptly returned to holders, without interest or penalty, after the expiration of the rights offering. There is no oversubscription privilege applicable to the Series Rights.

Only whole numbers of shares of Common Stock and Series Rights exercisable for whole numbers of shares will be issuable to holders in the rights offering; any right to a fractional share to which holders would otherwise be entitled will be terminated, without consideration to rights holders.

The Company can provide no assurances that the holder will actually be entitled to purchase the number of Units subscribed pursuant to its basic subscription rights and oversubscription privileges due to the offering limitations discussed above. While we will seek to honor oversubscription requests in full, if the oversubscription requests exceed the number of Units available, we will allocate the available Units pro rata among the rights holders in proportion to the number of oversubscription Units for which they have subscribed. Vstock Transfer, LLC will act as the subscription agent (“Subscription Agent”) in connection with the rights offering. Citizens Bank, N.A. will act as the escrow agent (“Escrow Agent”) to hold in escrow the funds received from holders until the Company completes or terminates the rights offering.

The Unit Subscription Rights and Series Rights will be evidenced by a Transferable Unit Subscription Rights Certificate and Transferable Series Rights Certificate registered in the holder’s name or its nominee and will cease to have any value after their respective expiration dates.

We are asking persons who hold shares of Common Stock beneficially or acquirable upon exercise of their eligible warrants as of the Record Date and who have received the Unit Subscription Rights or Series Rights distributable with respect to those shares through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), as well as persons who hold the shares of Common Stock directly and prefer to have such institutions effect transactions relating to the Unit Subscription Rights or Series Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, the Information Agent, the Escrow Agent, and the dealer-manager, incurred in connection with the exercise of the Unit Subscription Rights or Series Rights will be for the account of the holder of the Unit Subscription Rights or Series Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Enclosed are copies of the following documents:

1. Prospectus;

2. Instructions as to Use of Amplitech Group, Inc. Transferable Unit Subscription Rights;

3. Instructions as to Use of Amplitech Group, Inc. Transferable Series Rights;

4. A form of letter which may be sent to your clients for whose accounts you hold shares of our Common Stock registered in your name or the name of your nominee;

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5. Form of Transferable Unit Subscription Rights Certificate;

6. Form of Transferable Series A Rights Certificate;

7. Form of Transferable Series B Rights Certificate;

8. Form of Beneficial Owner Election Form; and

9. Form of Nominee Holder Certification.

Your prompt action is requested. To exercise Unit Subscription Rights, including oversubscription privilege, and the Series Rights comprising the Units, you may do so directly through DTC’s PSOP function (as described in the attached instructions). If the PSOP function is unavailable, you should deliver (1) a properly completed and duly executed Unit Subscription Rights Certificate and/or Series Rights Certificate, along with the other required documents to Vstock Transfer, LLC, the Subscription Agent, for the rights offering by the applicable expiration date; and (2) the full subscription payment should be sent by wire transfer to Citizens Bank, M.A. (“Escrow Agent”) pursuant to the instructions received with the subscription documents prior to their respective expiration dates. Executed subscription documents should be mailed by overnight courier to Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. The Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

The Subscription Agent must receive the Transferable Unit Subscription Rights Certificate and/or the Transferable Series Rights Certificate(s) for any applicable Series Rights exercised, and at the same time, the Escrow Agent must receive the corresponding payments, including the initial aggregate Unit Subscription Price for the Units and the applicable exercise price for the Series Rights, prior to their respective expiration dates. Once a holder has exercised its Unit Subscription Rights and/or Series Rights, such exercise may not be revoked, even if the holder later learns information that it considers to be unfavorable to the exercise of its Unit Subscription Rights or Series Rights.

Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent, by telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others) or by email at AMPG@mackenziepartners.com. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

AMPLITECH GROUP, INC.

By:
Fawad Maqbool, Chief Executive Officer

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